UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2017
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2017, IPG Photonics Corporation ("IPG" or the "Company") held its Annual Meeting of Stockholders. Below are the final voting results for the Annual Meeting:

Proposal	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
One: Election of ten directors for a one-year term
Valentin P. Gapontsev, Ph.D.	45,074,218	—	595,981	—	3,941,747
Eugene Scherbakov, Ph.D.	44,609,084	—	1,061,115	—	3,941,747
Igor Samartsev	44,606,610	—	1,063,589	—	3,941,747
Michael C. Child	45,180,163	—	490,036	—	3,941,747
Henry E. Gauthier	45,221,877	—	448,322	—	3,941,747
William S. Hurley	45,224,140	—	446,059	—	3,941,747
Catherine P. Lego	45,365,534	—	304,665	—	3,941,747
Eric Meurice	45,190,082	—	480,117	—	3,941,747
John R. Peeler	45,168,461	—	501,738	—	3,941,747
Thomas J. Seifert	45,344,190	—	326,009	—	3,941,747

Two: Advisory vote to approve executive compensation	45,064,560	515,588	—	90,051	3,941,747

Three: Advisory vote to approve the frequency of the advisory vote on executive compensation
3 years	25,144,832
2 years	40,320
1 year	20,415,070
Abstain	69,977
Broker Non-Votes	3,941,747

Four: Ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm	49,056,759	467,016	—	88,171	—

Based upon the result of the voting regarding the frequency of the advisory vote on executive compensation, the Company will continue to provide an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
June 5, 2017	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Corporate Secretary